Exhibit 99.1

News

Contact:	U. S. Steel	Stelco
	Media	Media
	John Armstrong	Rodney Mott
	412.433.6792	905.528.2511, Ext.2020
Investors/Analysts
Nick Harper
412.433.1184

FOR IMMEDIATE RELEASE

U. S. STEEL AGREES TO ACQUIRE STELCO

PITTSBURGH and HAMILTON, Ontario, August 26, 2007 – United States Steel Corporation (NYSE: X) and Stelco Inc., (TSX: STE) announced today that they have entered into a definitive agreement pursuant to which U. S. Steel will acquire Stelco for $38.50 (Canadian) in cash per share. Shareholders owning more than 76 percent of Stelco’s outstanding shares, including Tricap Management Limited, Sunrise Partners Limited Partnership, Appaloosa Management L.P., and Rodney Mott, the CEO of Stelco, have entered into agreements with U. S. Steel irrevocably committing to support the transaction.

U. S. Steel expects the acquisition of Stelco to strengthen its position as a premier supplier of flat-rolled steel products to the North American market. Stelco’s Lake Erie Works is the most modern integrated steel plant in North America, and the slabs produced at Stelco’s Lake Erie and Hamilton Works will expand U. S. Steel’s semi-finished steel supply chain capabilities to support finishing facilities for both flat-rolled and tubular products. Stelco also owns several joint venture interests including iron ore operations in the United States and Canada, and a 60 percent interest in Z-Line, a world-class hot-dip automotive-quality galvanizing line. After the acquisition, U. S. Steel will have annual raw steel capability of approximately 33 million net tons.

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Under the terms of the definitive agreement, U. S. Steel will acquire all of the outstanding shares for $38.50 (Canadian) for an aggregate value of approximately $1.1 billion (U.S.) based on approximately 30 million fully diluted shares. As of June 30, 2007, Stelco had approximately $760 million (U.S.) of net debt on its balance sheet. U. S. Steel intends to pay for the acquisition and retire the majority of Stelco’s existing debt through a combination of cash on hand, utilization of existing liquidity facilities and proceeds under two new fully committed senior credit facilities totaling $900 million and underwritten by J. P. Morgan Securities Inc. and Scotia Capital. U. S. Steel expects that the acquisition of Stelco will result in annualized pre-tax synergies of more than $100 million (U.S.) by the end of 2008, and that the transaction will be accretive to earnings per share in 2008, excluding synergies and the impact of purchase accounting adjustments.

“Our acquisition of Stelco is another example of how we are building value for our stakeholders,” said John P. Surma, U. S. Steel Chairman and CEO. “From the increased utilization of our Minnesota Ore Operations through the conversion of slabs and hot bands produced at Stelco by our other finishing facilities, this transaction optimizes our operations and allows us to better serve our customers. With major facilities located on both sides of the Great Lakes, this acquisition will significantly increase our ability to respond to market demands and our customers’ needs.”

Surma added, “We believe that our greatest strength is our people, and Stelco has an exceptional group of employees. We look forward to building on the unique talents, commitment and expertise they will bring to the U. S. Steel family and having them join our tradition and culture as good corporate citizens focused on employee safety and committed to environmental stewardship.”

Rodney Mott, Stelco’s President and CEO commented, “The fit with U. S. Steel is excellent. This is an outstanding deal for Stelco’s owners, employees, customers, suppliers and communities. Our goal through the Stelco restructuring process was to re-establish Stelco as a competitive steel company and position it to be part of a larger, stronger company that can provide additional security for our employees and their communities. Our transaction with U. S. Steel represents the successful conclusion of an exhaustive review of opportunities for Stelco. U. S. Steel brings the financial strength, operating experience and advanced research and technology capability that are critical for the continued success of the Stelco facilities.”

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U. S. Steel has also made commitments to the Province of Ontario with regard to Stelco’s main pension plans and operations in the Province. U. S. Steel plans to make significant capital expenditures at the Hamilton and Lake Erie facilities and to endow a Priority Chair in the Department of Materials Science and Engineering at McMaster University to facilitate the continuing development of steelmaking technology in Ontario. U. S. Steel is guaranteeing Stelco’s pension funding obligations under a pension agreement entered into by Stelco and the Province in 2006, and is also making a voluntary contribution of approximately $31 million (U.S.) in the aggregate to Stelco’s main pension plans at the closing of the transaction. In connection with these commitments, the 2006 pension agreements are being amended to reflect the acquisition of Stelco by U. S. Steel.

The acquisition will be accomplished as a Plan of Arrangement under Canadian law. The acquisition is subject to review by U.S. and Canadian regulatory authorities and other customary conditions, and is expected to close before the end of 2007.

J. P. Morgan Securities Inc. acted as financial adviser to U. S. Steel, and CIBC World Markets and UBS were financial advisers to Stelco. Morgan Lewis & Bockius and Osler Hoskin & Harcourt served as counsel to U. S. Steel, and McCarthy Tétrault served as counsel to Stelco.

U. S. Steel will host a conference call to discuss the transaction at 11:00 a.m. on August 27, 2007. To listen to the call go to U. S. Steel’s website, www.ussteel.com, and click on Investors.

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Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about United States Steel Corporation’s anticipated acquisition of Stelco Inc., and statements about projected future financial and operating results. These statements are based on current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Any statements other than statements of historical fact should be considered to be forward-looking statements.

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Risks and Uncertainties Regarding United States Steel Corporation and Stelco Inc.

Some factors, among others, that could affect market conditions, costs, shipments and prices for the North American and foreign operations of U. S. Steel and Stelco include global product demand, prices and mix; global and company steel production levels; global and North American demand for steel products; global and domestic automotive and energy markets; plant operating performance, the timing and completion of facility projects; natural gas prices, usage and supply disruptions; raw materials availability and prices; changes in environmental, tax and other laws; employee strikes; power outages; and global economic performance and political developments in the United States or Canada. North American steel shipments and prices also could be affected by import levels and actions taken by the U.S. or Canadian governments. Economic conditions and political factors in Canada and Europe that may affect U. S. Steel’s foreign operations results include, but are not limited to, taxation, environmental permitting, nationalization, inflation, currency fluctuations, increased regulation, export quotas, tariffs and other protectionist measures. Factors that may affect the amount of net periodic benefit costs include, among others, changes to laws affecting benefits, pension fund investment performance, liability changes and interest rates. Please refer to U. S. Steel’s Form 10-K for the year ended December 31, 2006, its Form 10-Q for the period ended June 30, 2007, and the Annual Information Form dated March 30, 2007, of Stelco Inc., for additional factors that could cause actual results to differ materially from any forward-looking statements.

Risks and Uncertainties Regarding the Transaction

Forward-looking statements regarding United States Steel Corporation’s acquisition and integration of Stelco Inc., include statements relating to, or concerning, the closing of the transaction, the exchange rate (which is U.S. $.9508 per C $1 for purposes of this release), the expected synergies, cost savings, accretive effect, industry size and market sector. Risks and uncertainties regarding the closing of the transaction include the approval of the Plan of Arrangement by the Ontario Superior Court of Justice and antitrust and other regulatory approvals. Even if the transaction closes as anticipated, it is possible that the expected synergies may not be realized in the time period anticipated or at all, if the market fails to perform as anticipated or the integration does not proceed as expected. Also the impact of changes in the industry, markets or the economy in general may result in unexpected costs or the failure to realize anticipated benefits of the transaction.

Forward-looking statements included in this news release are made only as of the date hereof, and the companies undertake no obligation to update these forward-looking statements to reflect future events or circumstances except as may be required by law.

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2007-041

For more information about U. S. Steel, visit www.ussteel.com.

For more information about Stelco, visit www.stelco.com.